Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of MoneyLion Inc. of our report dated March 17, 2022, relating to the consolidated financial statements of MoneyLion Inc., appearing in the Prospectus, which is part of this Registration Statement

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Austin, Texas

March 22, 2022